EXECUTION VERSION
SUPPLEMENTAL SERIES A PREFERRED STOCK
INVESTMENT AGREEMENT
SUPPLEMENTAL SERIES A PREFERRED STOCK INVESTMENT AGREEMENT, dated as of February 22, 2024 (this “Agreement”), by and between AlTi Global, Inc., a Delaware corporation (the “Company”), and Allianz Strategic Investments S.à.r.l., a Luxembourg private limited liability company (“Purchaser”).
RECITALS:
A.    Investment Agreement. The Company is simultaneously entering into certain other agreements with Purchaser on the date hereof, including a separate investment agreement with Purchaser (the “Investment Agreement”) with respect to the sale and issuance of certain (i) shares of newly issued Class A common stock of the Company, par value $0.0001 per share (the “Class A Common Stock”), and (ii) shares of newly issued Series A convertible preferred stock of the Company, par value $0.0001 per share (the “Series A Preferred Stock”). In connection with the transactions thereunder, the Company further intends to issue to Purchaser a warrant to purchase 5,000,000 shares of Class A Common Stock or shares of Non-Voting Class C Common Stock (as defined therein), all as described therein. Capitalized terms not otherwise defined herein shall have the meaning ascribed in the Investment Agreement.
B.     Supplemental Investment. For purposes of funding one or more strategic international acquisitions by the Company or its Subsidiaries (each, a “Strategic Transaction”), the Company has authorized the additional sale and issuance of up to 50,000 shares of its Series A Preferred Stock pursuant to this Agreement, which the Company desires to issue and sell to Purchaser on the terms and conditions herein and which Purchaser may purchase on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties agree as follows:
ARTICLE I

PURCHASE; CLOSING
1.1Purchase.
(a)On the terms and subject to the conditions set forth herein, Purchaser may, at its option (which such option shall be offered before the Company seeks alternative external financing), purchase in one or more transactions from the Company (each, a “Series A Purchase”), and should Purchaser exercise any such option, the Company will sell to Purchaser, free and clear of any Liens (other than restrictions on transfer under (i) federal and state securities Laws or (ii) the Investor Rights Agreement), up to 50,000 shares of Series A Preferred Stock at a purchase price of $1,000 per share (the “Series A Preferred Stock Price Per Share”). The aggregate cash amount equal to the sum of the Series A Preferred Stock Price Per Share multiplied by the number of shares of Series A Preferred Stock which Purchaser may, at its option, purchase hereunder shall be referred to in this Agreement as the “Total Purchase Price”, which such Total Purchase Price shall be equal to $50,000,000.00. The cash amount equal to the sum of the Series A Preferred Stock Price per share multiplied by the number of shares of Series A Preferred Stock which Purchaser purchases in each Series A Purchase shall be referred to in this Agreement, in each instance, as a “Per Transaction Purchase Price”.

(b)Prior to each Series A Purchase, the Company shall deliver to Purchaser a Transaction Analysis (as that term is defined in Exhibit C of the Investment Agreement) to fund a Strategic Transaction. Within three (3) Business Days of receipt of each such Transaction Analysis, Purchaser shall (i) consider such Transaction Analysis in good faith, (ii) determine, in its sole discretion, whether it shall initiate a Series A Purchase to fund such Strategic Transaction and (iii) provide written notice to the Company of its determination (in the event that such written notice is a determination to initiate a Series A Purchase, such written notice shall be deemed a “Transaction Notice”). Upon receipt of such Transaction Notice, the Company shall submit written notice to Purchaser in the form attached hereto as Exhibit A (a “Drawdown Notice”) specifying (i) the Per Transaction Purchase Price, which amount Purchaser shall remit to the Company by wire transfer in immediately available funds upon the applicable Closing (as defined herein), (ii) the number of shares of Series A Preferred Stock to be issued to Purchaser upon the applicable Closing and (iii) the account or accounts to which the Per Transaction Purchase Price shall be delivered.
1.2Closing.
(a)Subject to the terms and conditions of this Agreement, the closing of each applicable Series A Purchase (each, a “Closing”) will occur, in each instance, (i) by electronic exchange of documents at 10:00 a.m., New York City time, on a date which shall be no later than five (5) Business Days after the later to occur of (x) receipt by Purchaser of the Drawdown Notice and (y) the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in Section 1.2(c) hereof (other than those conditions that by their nature can only be satisfied at such Closing, but subject to the satisfaction or waiver thereof); or (ii) at such other date, time or place as Purchaser and the Company may mutually agree in writing after all of such conditions have been satisfied or waived (other than those conditions that by their nature can only be satisfied at such Closing, but subject to the satisfaction or waiver thereof). The date on which each such Closing occurs is referred to in this Agreement as a “Closing Date.”
(b)Subject to the satisfaction or waiver on the applicable Closing Date of the applicable conditions to the applicable Closing in Section 1.2(c), at such Closing:
(1)The Company will deliver to Purchaser book-entry evidence in a form reasonably acceptable to Purchaser representing the shares of Series A Preferred Stock specified in the Drawdown Notice and the registration of such shares of Series A Preferred Stock in the name of Purchaser or Purchaser’s nominee, to the extent reasonably acceptable to the Company; and
(2)Purchaser will deliver to the Company the Per Transaction Purchase Price, by wire transfer of immediately available funds to the account or accounts previously designated by the Company to Purchaser in the Drawdown Notice.
(c)Closing Conditions.
(1)The obligation of Purchaser, on the one hand, and the Company, on the other hand, to effect each Closing is subject to the fulfillment or written waiver by Purchaser and the Company prior to such Closing of each of the conditions set forth in Section 1.2(d)(1) of the Investment Agreement.

(2)The obligation of Purchaser to consummate a Series A Purchase at any Closing is also subject to the fulfillment or written waiver by Purchaser prior to each such Closing of each of the following conditions:
(A)the Company shall have performed and complied with in all material respects all obligations under this Agreement required to be performed by it at or prior to such Closing;
(B)Purchaser and the Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of Series A Purchase (including any applicable expiration or termination of any waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”, to the extent applicable) except as may be properly obtained subsequent to the applicable Closing;
(C)the Company Fundamental Representations shall be true and correct in all respects (other than Section 2.2(c) of the Investment Agreement, which shall be true and correct other than de minimis inaccuracies) in each case as of the date of this Agreement and as of the applicable Closing Date as though made on and as of the applicable Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date). All other representations and warranties of the Company set forth in the Investment Agreement (read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties) shall be true and correct in all respects as of the date of this Agreement and as of the applicable Closing Date as though made on and as of such Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date); provided, however, that for purposes of this sentence, such representations and warranties shall be deemed to be true and correct in all respects unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, has had or would reasonably be expected to have a Material Adverse Effect on the Company;
(D)Purchaser shall have received a certificate, dated as of the applicable Closing Date and signed on behalf of the Company by the Chief Executive Officer of the Company certifying to the effect that the conditions set forth in Section 1.2(c)(2)(A) and Section 1.2(c)(2)(C) have been satisfied;
(E)Purchaser shall have received a certificate of the Secretary of the Company, dated as of the applicable Closing Date, (a) certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the issuance of the Series A Preferred Stock pursuant to such Series A Purchase, together with the Certificate of Designations for the Series A Preferred Stock, in substantially the form attached to the Investment Agreement as Exhibit D thereto, and, solely in the case of the first Series A Purchase, (b) certifying as to the signatures and authority of persons signing this Agreement and any other documents or instruments to be delivered pursuant hereto;
(F)since the date hereof, there shall not have occurred any change, effect, event, occurrence, circumstances or development that has had, or would, individually or in the aggregate, reasonably be expected to have, a Material Adverse Effect on the Company;
(G)the Investor Rights Agreement, dated as of the date hereof (the “Investor Rights Agreement”) by and between the Company and Purchaser, shall be in full force and effect; and
(H)prior to each such Series A Purchase, the Transaction Committee of the Company and, to the extent required pursuant to the Company’s corporate governance and policies, the Board of Directors of the Company shall have approved the applicable proposed Strategic Transaction.
(3)The obligation of the Company to effect each Closing is subject to the fulfillment or written waiver by the Company prior to such Closing of the following additional conditions:
(A)Purchaser shall have performed and complied in all material respects all obligations required to be performed by it at or prior to such Closing;
(B)Purchaser and the Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of Series A Purchase (including any applicable expiration or termination of any waiting period (and any extension thereof) under the HSR Act (to the extent applicable) except as may be properly obtained subsequent to the applicable Closing;
(C)the representations and warranties of Purchaser in the Investment Agreement shall be true and correct in all material respects as of the date of this Agreement and as of such Closing without giving effect to any materiality or similar qualifications set forth in such representations and warranties; provided, however, that representations and warranties that by their terms speak as of the date of the Investment Agreement or some other date will be true and correct as of such other date;
(D)the Company shall have received a certificate signed on behalf of Purchaser by an authorized signatory certifying to the effect that the conditions set forth in Section 1.2(c)(3)(A) and Section 1.2(c)(3)(C) have been satisfied; and
(E)solely in the case of the first Series A Purchase, the Company shall have received a certificate of an authorized signatory of Purchaser, dated as of the applicable Closing Date, certifying as to the signatures and authority of persons signing this Agreement and any other documents or instruments to be delivered pursuant hereto.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

1.1Representations and Warranties of the Company. Subject to Section 2.1 of the Investment Agreement and except as set forth on a Schedule of Exceptions attached hereto as Exhibit B (which may be updated time to time and delivered to the Purchaser at least two (2) Business Days prior to the applicable Closing Date), the Company hereby represents and warrants to Purchaser as of the date of this Agreement and as of applicable Closing Date the same representations and warranties specified in Section 2.2 of the Investment Agreement.
1.2Representations and Warranties of Purchaser. Except as set forth on a Schedule of Exceptions attached hereto as Exhibit C (which may be updated time to time and delivered to the Company at least two (2) Business Days prior to the applicable Closing Date), Purchaser hereby represents and warrants to the Company as of the date of this Agreement and as of applicable Closing Date the same representations and warranties specified in Section 2.3 of the Investment Agreement.
ARTICLE III

COVENANTS AND ADDITIONAL AGREEMENTS
1.1Use of Proceeds. The Company shall only use, and shall cause its Subsidiaries to only use, the net proceeds from the sale of the Series A Preferred Stock in each Series A Purchase to fund one or more Strategic Transactions, as described in the relevant Transaction Analysis provided to the Transaction Committee of the Company pursuant to Exhibit C to the Investment Agreement.
1.2Certain Covenants. The terms of Section 3.2 (Reasonable Best Efforts), Section 4.3 (Transfer Taxes), Section 4.4. (Tax Matters), Section 4.5 (Confidentiality), Section 4.7 (No Recourse) and Section 4.8 (Form D) of the Investment Agreement shall apply to this Agreement mutatis mutandis.
ARTICLE IV

TERMINATION
1.1Termination.
(a)This Agreement shall terminate upon the fifth (5th) anniversary of the date hereof (the “Expiration Date”); provided that the Company and Purchaser may mutually agree to extend such Expiration Date.
(b)This Agreement may be terminated prior to the Closing:
(1)by mutual written agreement of the Company and Purchaser;
(2)by either the Company or Purchaser (provided that the terminating party is not then in material breach of any representation, warranty, obligation, covenant or other agreement contained herein) if there shall have been a material breach of any of the obligations, covenants or agreements or any of the representations or warranties set forth in this Agreement or the Investment

Agreement on the part of the Company, in the case of a termination by Purchaser, or Purchaser in the case of a termination by the Company, which breach or failure to be true, either individually or in the aggregate with all other breaches by such party (or failures of such representations or warranties to be true), would constitute, if occurring or continuing on a Closing Date, the failure of a condition set forth in Section 1.2(c)(2), in the case of a termination by Purchaser, or Section 1.2(c)(3)(A) and Section 1.2(c)(3)(C), in the case of a termination by the Company, as the case may be, and which is not cured within the earlier of the Termination Date and thirty (30) days following written notice by the terminating party, or by its nature or timing cannot be cured during such period; or
(3)by the Company or Purchaser, upon written notice to the other parties, in the event that any Governmental Entity shall have issued any Order or taken any other action restraining, enjoining or prohibiting any of the transactions contemplated by this Agreement, and such Order or other action shall have become final and non-appealable.
1.2Effects of Termination. In the event of any termination of this Agreement as provided in Section 4.1, this Agreement (other than this Section 4.2 and Article V, which shall remain in full force and effect) shall forthwith become wholly void and of no further force and effect and there shall be no liability on the part of any party hereto; provided that nothing herein shall relieve any party from liability for intentional breach of this Agreement or for Fraud by such party occurring prior to such termination.
ARTICLE V

MISCELLANEOUS
1.1Certain Covenants. The terms of Section 6.1 (Survival), Section 6.2 (Expenses), Section 6.3 (Amendment; Waiver), Section 6.4 (Counterparts), Section 6.5 (Governing Law), Section 6.6 (Waiver of Jury Trial), Section 6.7 (Notices), Section 6.8 (Entire Agreement, Etc.), Section 6.9 (Interpretation; Other Definitions), Section 6.10 (Captions), Section 6.11 (Severability), Section 6.12 (No Third-Party Beneficiaries), Section 6.13 (Public Announcements) and Section 6.14 (Specific Performance) of the Investment Agreement shall apply to this Agreement mutatis mutandis.
* * *

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.
ALTI GLOBAL, INC.
By:    /s/ Michael Tiedemann
Name: Michael Tiedemann
Title: Director
ALLIANZ STRATEGIC INVESTMENTS S.À.R.L.
By:/s/ Jens Reinig
Name: Jens Reinig
Title: Director
Tax ID:
Domicile/Principal Place of Business:
By:    /s/ Stefan Nelkel
Name: Stefan Nelkel
Title: Director
Tax ID:
Domicile/Principal Place of Business:

[Signature Page to Supplemental Investment Agreement]

EXHIBIT A
DRAWDOWN NOTICE

TO:

DATE:

1.This Drawdown Notice is delivered to you pursuant to Section 1.1(b) of the Supplemental Investment Agreement, by and between AlTi Global, Inc. and Allianz Strategic Investments S.à.r.l., dated as of February 22, 2024. All defined terms set forth in this Drawdown Notice shall have the respective meanings set forth in the Supplemental Series A Preferred Stock Investment Agreement.
2.In connection with Purchaser’s exercise of its option to initiate a Series A Purchase pursuant to the Transaction Notice dated as of [●], 202[●], we hereby provide the following information:
a.Per Transaction Purchase Price:             $[ ]
b.Number of Shares of Series A Preferred Stock:     $[ ]
c.Company Account Information:              [         ]

A-1

EXHIBIT B
SCHEDULE OF EXCEPTIONS - COMPANY
B-1

EXHIBIT C
SCHEDULE OF EXCEPTIONS - PURCHASER

C-1